Exhibit 99.2

C L G

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Financial Report for the Nine Months Ended November 2, 2019

INDEX TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Statements of Operations for the nine months ended November 2, 2019 and November 3, 2018	2
Unaudited Condensed Consolidated Statements of Comprehensive (Loss) / Income for the nine months ended November 2, 2019 and November 3, 2018	3
Unaudited Condensed Consolidated Balance Sheets at November 2, 2019 and February 2, 2019	4
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended November 2, 2019 and November 3, 2018	5
Unaudited Condensed Consolidated Statements of Member’s Equity for the nine months ended November 2, 2019 and November 3, 2018	6
Notes to the Unaudited Condensed Consolidated Financial Statements	7

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts are in thousands, unaudited)

	Nine Months Ended	Nine Months Ended
	November 2, 2019	November 3, 2018
Net sales	$57,880	$63,610
Cost of products sold	31,683	32,479
Gross profit	26,197	31,131
Operating expenses:
Selling, general, and administrative expenses	25,977	26,895
Depreciation	942	930
Amortization of intangible assets	983	1,454
Impairment of goodwill, intangible and long-lived assets	20,354	—
Restructuring charges	(54)	—
Management fees	360	458
Total operating expenses	48,562	29,737
(Loss) / income from operations	(22,365)	1,394
Interest expense, net	(831)	(807)
(Loss) / income before income taxes	(23,196)	587
Income tax benefit / (expense)	821	(197)
Net (loss) / income	$(22,375)	$390

See accompanying notes to the unaudited Condensed Consolidated Financial Statements.

CONTEMPORATY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) / INCOME

(Dollar amounts are in thousands, unaudited)

	Nine Months Ended November 2, 2019	Nine Months Ended November 3, 2018
Net (loss) / income	$(22,375)	$390
Foreign currency translation adjustment	(61)	(9)
Comprehensive (loss) / income	$(22,436)	$381

See accompanying notes to the unaudited Condensed Consolidated Financial Statements.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar amounts are in thousands, unaudited)

	As of November 2, 2019	As of February 2, 2019
Assets
Current assets:
Cash	$369	$122
Restricted cash	141	141
Receivables, net	6,453	7,781
Inventories, net	14,457	18,601
Prepaid expenses and other current assets	2,528	1,957
Total current assets	23,948	28,602
Property, plant, and equipment, net	3,214	4,417
Intangible assets, net	5,645	23,990
Goodwill, net	—	2,129
Other assets	410	412
Total assets	$33,217	$59,550
Liabilities and Member's Equity
Current liabilities:
Short-term borrowings	$19,099	$17,649
Accounts payable	6,009	11,455
Other accrued liabilities	3,846	1,966
Total current liabilities	28,954	31,070
Deferred income taxes	242	1,123
Long-term contingent consideration and deferred other	2,416	3,316

Commitments and contingencies (Note 5)

Member's equity:
Invested equity	20,706	20,706
Accumulated other comprehensive loss	(73)	(12)
(Accumulated deficit) / retained earnings	(19,028)	3,347
Total member's equity	1,605	24,041
Total liabilities and member's equity	$33,217	$59,550

See accompanying notes to the unaudited Condensed Consolidated Financial Statements.

CONTEMPORAY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts are in thousands, unaudited)

	Nine Months Ended November 2, 2019	Nine Months Ended November 3, 2018
Operating activities
Net (loss) / income	$(22,375)	$390
Add (deduct) items not affecting operating cash flows:
Depreciation	942	930
Bad debts	39	36
Amortization of intangible assets	983	1,454
Deferred income taxes	(882)	117
Interest accretion on contingent consideration	—	88
Other charges:
Impairment of goodwill, intangible and long-lived assets	20,354	—
Change in fair value of contingent consideration	(526)	—
Changes in assets and liabilities:
Receivables	1,289	320
Inventories	4,144	(2,194)
Prepaid expenses and other current assets	(571)	618
Accounts payable and other accrued liabilities	(3,566)	(2,378)
Other assets and liabilities	(372)	371
Net cash used in operating activities	(541)	(248)
Investing activities
Payments for capital expenditures	(601)	(410)
Net cash used in investing activities	(601)	(410)
Financing activities
Borrowings from revolving credit facilities	1,450	675
Net cash provided by financing activities	1,450	675
Increase in cash and restricted cash	308	17
Effect of exchange rates on cash and restricted cash	(61)	(9)
Cash and restricted cash, beginning of fiscal period	263	734
Cash and restricted cash, end of fiscal period	$510	$742
Reconciliation of condensed consolidated balance sheet to cash flows
Cash	$369	$602
Restricted cash	141	140
Total cash and restricted cash	$510	$742
Supplemental disclosures of cash flow information
Cash payments for interest	$810	$732
Cash payments for income taxes	—	40
Supplemental disclosures of non-cash investing and financing activities
Capital expenditures in accounts payable	$—	$58

See accompanying notes to the unaudited Condensed Consolidated Financial Statements.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

(Dollar amounts are in thousands, unaudited)

	Invested Equity	(Accumulated Deficit) / Retained Earnings	Accumulated Other Comprehensive Loss	Total Member's Equity
Balance as of February 3, 2019	$20,706	$3,347	$(12)	$24,041
Comprehensive loss:
Net loss	—	(22,375)	—	(22,375)
Foreign currency translation adjustment	—	—	(61)	(61)
Balance as of November 2, 2019	$20,706	$(19,028)	$(73)	$1,605

	Invested Equity	(Accumulated Deficit) / Retained Earnings	Accumulated Other Comprehensive Loss	Total Member's Equity
Balance as of February 4, 2018	$20,706	$3,271	$—	$23,977
Comprehensive loss:
Net income	—	390	—	390
Foreign currency translation adjustment	—	—	(9)	(9)
Balance as of November 3, 2018	$20,706	$3,661	$(9)	$24,358

See accompanying notes to the unaudited Condensed Consolidated Financial Statements.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

Note 1. Summary of Significant Accounting Policies

(A) Description of Business:    Contemporary Lifestyle Group, LLC (“CLG” or the “Company”), together with its wholly-owned subsidiaries Rebecca Taylor, Inc. (“Rebecca Taylor”) and Parker Lifestyle, LLC (“Parker”), is a leading designer, manufacturer, and marketer of women’s premium contemporary apparel. The Company’s distribution channels include wholesale, e-commerce, and Company operated retail stores. Products are sourced from contract manufacturers, primarily in the Eastern Hemisphere and are manufactured to meet product specification and labor standards.

(B) Basis of Presentation:    The accompanying condensed consolidated financial statements of CLG have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). CLG is a holding company that conducts all of its business operations through its wholly-owned subsidiaries, Rebecca Taylor & Parker.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Therefore, these financial statements should be read in conjunction with CLG’s audited financial statements for the fiscal year ended February 2, 2019.

The condensed consolidated financial statements include CLG’s accounts and the accounts of its wholly-owned subsidiaries as of November 2, 2019. All intercompany accounts and transactions have been eliminated. In the opinion of CLG management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) and disclosures necessary for a fair statement. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or the fiscal year as a whole.

(C) Impairment of Definite-lived Intangible and Long-lived Assets: The Company reviews long-lived assets with a finite life for existence of facts and circumstances which indicate that the useful life is shorter than previously estimated or that the carrying amount of such assets may not be recoverable from future operations based on undiscounted expected future cash flows. Impairment losses are then recognized in operating results to the extent discounted expected future cash flows are less than the carrying value of the asset. The long-lived asset impairment test is dependent on a number of factors including estimates of future growth, profitability and cash flows, discount rates and other variables.

During the nine months ended November 2, 2019, the Company recorded a non-cash asset impairment charge of $6,115 related to customer relationships, which is included in impairment of goodwill, intangible and long-lived assets on the accompanying condensed consolidated statement of operations for the nine months ended November 2, 2019. The Company also recognized $863 of impairment related to certain retail stores, which is included in goodwill, intangible and long-lived assets on the accompanying condensed consolidated financial statement for the nine months ended November 2, 2019. See Note 3 for impairment information. There were no impairment charges related to definite-lived intangible and long-lived assets recorded for the nine months ended November 3, 2018.

(D) Goodwill and Indefinite-lived Intangible Assets: Goodwill represents the excess of the cost of acquired businesses over the fair market value of the identifiable net assets. Indefinite-lived intangible assets are primarily Company-owned tradenames. Goodwill and other indefinite-lived intangible assets are tested for impairment at least annually and in an interim period if it appears more likely than not that the carrying amount of an asset exceeds its fair value.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

An entity may elect to perform a qualitative impairment assessment for goodwill and indefinite-lived intangible assets. If adverse qualitative trends are identified during the qualitative assessment that indicate that it is more likely than not that the fair value of a reporting unit or indefinite-lived intangible asset is less than its carrying amount, a quantitative impairment test is required. “Step one” of the quantitative impairment test for goodwill requires an entity to determine the fair value of each reporting unit and compare such fair value to the respective carrying amount. If the estimated fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired, and the Company is not required to perform further testing. In accordance with Accounting Standards Update (“ASU”) No. 2017-04, “Intangibles-Goodwill and Other (Topic 350): Simplifying the test for goodwill impairment”, which the Company adopted on February 3, 2019, if the carrying amount of the reporting unit exceeds its estimated fair value, an impairment loss is recorded for the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. Prior to the adoption of the new accounting guidance, if the carrying amount of the reporting unit exceeded its estimated fair value, “step two” of the impairment test was performed in order to determine the amount of the impairment loss. “Step two” of the goodwill impairment test included valuing the tangible and intangible assets of the impaired reporting unit based on the fair value determined in “step one” and calculating the fair value of the impaired reporting unit's goodwill based upon the residual of the summed identified tangible and intangible assets and liabilities. The goodwill impairment test is dependent on a number of factors, including estimates of future growth, profitability and cash flows, discount rates and other variables. The Company bases its estimates on assumptions it believes to be reasonable, but which are unpredictable and inherently uncertain. Actual future results may differ from those estimates.

The Company recorded an impairment charge of $11,247 related to its tradenames and $2,129 related to goodwill, which were included in impairment of goodwill, intangible and long-lived assets on the accompanying condensed consolidated statement of operations for the nine months ended November 2, 2019. See Note 2 for impairment information. There were no impairment charges related to indefinite-lived intangible assets and goodwill recorded for the nine months ended November 3, 2018.

In accordance with Accounting Standards Codification (“ASC”) 350, indefinite-lived intangibles should be reassessed each reporting period to determine whether events or circumstances continue to support an indefinite life. Based on the impairment charge calculated, the Company determined that the indefinite life classification may not be appropriate for the Parker tradename.  Accordingly, the Company determined a 10-year useful life was more appropriate and began amortizing the Parker tradename as of the second quarter of fiscal 2019.

(E) Recent Accounting Pronouncements:

Recently Adopted Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-04, “Intangibles-Goodwill and Other (Topic 350): Simplifying the test for goodwill impairment”. The guidance removes “step two” of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance is effective for interim and annual impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company adopted this guidance for fiscal 2019.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (“Topic 606”)”.  This guidance on revenue recognition accounting requires entities to recognize revenue when promised goods or services are transferred to customers and in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Since its issuance, the FASB has amended several aspects of the new guidance. The Company adopted this guidance in the first quarter of fiscal 2019 using the modified retrospective cumulative effect transition method. Therefore, the comparative information has not been adjusted and continues to be reported under Topic 605. The impact to the financial statements of this adoption is related to balance sheet reclassification of sales returns reserves.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied, which generally occurs upon the transfer of control in accordance with the contractual terms and conditions of the sale. Sales are recognized upon pick up or receipt by the customer but may vary depending on the contract terms with the customer for the Company’s wholesale business, upon receipt by the customer for the Company’s e-commerce business, and at the time of sale to the consumer for the Company’s retail business.

Sales are measured as the amount of consideration the Company expects to receive in exchange for transferring goods, which includes estimates for variable consideration. Variable consideration mainly includes discounts, chargebacks, markdown allowances, cooperative advertising programs, and sales returns. Estimated amounts of discounts, chargebacks, markdown allowances, cooperative advertising programs, and sales returns are accounted for as reductions of sales when the associated sale occurs. These estimated amounts are adjusted periodically based on changes in facts and circumstances when the changes become known. On the Company’s condensed consolidated balance sheet, reserves for sales returns are included within other accrued liabilities, rather than an offset to accounts receivable, net, and the value of inventory associated with reserves for sales returns are included in prepaid expenses and other current assets, on the Company’s condensed consolidated balance sheet as of November 2, 2019. The Company continues to estimate the amount of sales returns based on known trends and historical return rates.

The following table summarize the impacts of adopting Topic 606 on the Company’s condensed consolidated balance sheet as of November 2, 2019.

	Impact of changes in accounting standard
	As Reported	Adjustments	Balances Without Adoption of Topic 606
Balance Sheet
Receivables, net	$6,453	$(1,358)	$5,095
Prepaid expenses and other current assets	2,528	(1,219)	1,309
Other accrued liabilities	3,846	(2,577)	1,269

The Company sells its products through two primary channels of distribution: wholesale and direct-to-consumer. Within these channels, substantially all of the Company’s revenues consistent of sales of products that represent a single performance obligation, where control transfers at a point in time to the customer. The following table presents the Company’s revenues disaggregated by channel.

	Nine Months Ended November 2, 2019	Nine Months Ended November 3, 2018
Wholesale	$42,787	$50,686
Direct-to-consumer	15,093	12,924
Total net sales	$57,880	$63,610

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02: “Leases (Topic 842)”, a new lease accounting standard. The guidance requires lessees to recognize right-of-use lease assets and lease liabilities on the balance sheet for those leases currently classified as operating leases. In July 2018, the FASB issued ASU 2018-11: “Leases (Topic 842): Targeted improvements” which provides companies with an additional transition method to apply the new guidance at the adoption date instead of the earliest period presented in the financial statements. This ASU is effective beginning with the Company’s fiscal 2021 year, with early adoption permitted. The Company expects to utilize this transition method upon adoption. The Company is currently evaluating its lease arrangements in order to determine the impact the new guidance will have on

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

the consolidated financial statements and disclosures. Upon adoption, the Company expects to recognize a right-of-use asset and lease liability for operating leases between $12,000 and $13,000 and between $14,000 and $15,000, respectively, as well as to derecognize the deferred rent liability of approximately $2,000.

Note 2. Impairment and Restructuring Charges

For the nine months ended November 2, 2019, the costs related to impairment of goodwill, indefinite-lived intangible assets, and long-lived assets, and restructuring charges, were recorded as follows:

Nine Months Ended November 2, 2019
Restructuring charges	$(54)
Impairment of goodwill, intangible, and long-lived assets	20,354
Total costs	$20,300

Restructuring charges are comprised of expenses associated with efforts to continuously improve operational and organizational efficiency. For the nine months ended November 2, 2019, restructuring charges included the reversal of severance charges of $54 related to closing one of the Rebecca Taylor retail locations. There were no restructuring charges recognized for the nine months ended November 3, 2018.

During the nine months ended November 2, 2019, the Company identified facts and circumstances that indicated that the fair value of certain definite-lived assets, indefinite-lived assets, and goodwill may not be recoverable, resulting in the determination that a triggering event had occurred in the second fiscal quarter of 2019 and the performance of related quantitative impairment analyses. Because of decreases in projected revenues and declines in margins due to an increase of aged inventory that were considered other than temporary, the Company performed a quantitative assessment on its indefinite-lived intangible assets. The Company also evaluated its definite-lived intangibles to determine whether the carrying amounts were recoverable.

The impairment testing of goodwill, intangible and long-lived assets during the nine months ended November 2, 2019 resulted in $2,129 of impairment charges for goodwill, $11,247 of impairment charges for the tradename associated with its Rebecca Taylor and Parker businesses, and $6,115 of impairment charges for the customer lists associated with its Rebecca Taylor and Parker businesses. The Company recognized an impairment charge of $863 related to long-lived assets. There were no impairment charges recognized for the nine months ended November 3, 2018.

Determining the fair value of goodwill and other intangible assets is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates and operating margins, discount rates and future market conditions, among others. It is possible that estimates of future operating results could change adversely and impact the evaluation of the recoverability of the carrying value of goodwill and intangible assets and that the effect of such changes could be material.

Tradename

The Company estimates the fair value of the tradename intangible asset using a discounted cash flow valuation analysis, which is based on the “relief from royalty” methodology.  This methodology assumes that in lieu of ownership, a third party would be willing to pay a royalty in order to exploit the related benefits of these types of assets. The relief from royalty approach is dependent on a number of factors, including estimates of future growth, royalty rates in the category of intellectual property, discount rates and other variables.  The Company bases its fair value estimates on assumptions it believes to be reasonable, but which are unpredictable and inherently uncertain. Actual future results may differ from those estimates. The Company recognizes an impairment loss when the estimated fair value of the tradename intangible asset is less than the carrying value.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

The Company estimated the fair value of its tradename intangible asset using the relief from royalty methodology and determined that the fair value of the Rebecca Taylor and Parker tradenames were below their carrying amounts. Accordingly, the Company recorded an impairment charge for the Rebecca Taylor and Parker tradename intangible assets of $11,247, which was recorded in impairment of goodwill, intangible and long-lived assets in the condensed consolidated statement of operations, for the nine months ended November 2, 2019. There was no impairment for the nine months ended November 3, 2018.  See Note 3.

In accordance with ASC 350, indefinite-lived intangibles should be reassessed each reporting period to determine whether events or circumstances continue to support an indefinite life. Based on factors that led to the recognition of an impairment charge in the nine months ended November 2, 2019, the Company determined that the indefinite life classification was no longer appropriate for the Parker tradename.  Accordingly, the Company determined a 10-year useful life was more appropriate and began amortizing the Parker tradename as of the second quarter of fiscal 2019.

Goodwill

A quantitative impairment test on goodwill determined that the fair value of its Rebecca Taylor reporting unit was below its carrying value. The Company estimated the fair value of its Rebecca Taylor reporting unit using the income valuation approach. “Step one” of the assessment determined that the fair value of the Rebecca Taylor reporting unit was below the carrying amount by $2,129, and as a result the Company recorded a goodwill impairment charge of $2,129.  The charge was recorded in impairment of goodwill, intangible and long-lived assets in the condensed consolidated statements of operations for the nine months ended November 2, 2019. There was no impairment for the nine months ended November 3, 2018.  See Note 3.

Definite-lived Assets

The Company assessed the recoverability of certain definite-lived intangible assets, which consist of the Rebecca Taylor and Parker customer relationships.  In accordance with ASC 350, the Company determined that the fair value of the Rebecca Taylor and Parker customer relationships were not recoverable.  Accordingly, the Company estimated the fair value of the Rebecca Taylor and Parker customer relationships using the income valuation approach. The assessment determined that the fair value of these customer relationships was below their carrying amount by $6,115, and as a result the Company recorded an impairment charge of $6,115.  The charge was recorded in impairment of goodwill, intangible and long-lived assets in the condensed consolidated statement of operations for the nine months ended November 2, 2019. There was no impairment for the nine months ended November 3, 2018.  See Note 3.

The Company assessed the recoverability of certain retail stores.  In accordance with ASC 350, the Company determined that the fair value of assets of certain retail stores was below their carrying values that were determined not to be recoverable.  The assessment determined that the fair value of these assets was below their carrying value by $863 and as a result the Company recorded an impairment charge of $863.  The charge was recorded in impairment of goodwill, intangible and long-lived assets in the condensed consolidated statement of operations for the nine months ended November 2, 2019. There was no impairment for the nine months ended November 3, 2018.  See Note 3.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

Note 3. Goodwill and Intangible Assets

Goodwill balances and changes therein subsequent to the February 2, 2019 condensed consolidated balance sheet were as follows:

	Gross Amount	Accumulated Impairment	Net Book Value
Balance as of February 3, 2019:	$23,130	$(21,001)	$2,129
Impairment of goodwill	—	(2,129)	(2,129)
Balance as of November 2, 2019:	$23,130	$(23,130)	$—

Identifiable intangible assets consist of Company-owned indefinite-lived tradenames. During the nine months ended November 2, 2019, the Company reassessed one of its indefinite-lived tradenames and concluded that a definite life term was more appropriate. Accordingly, the Company’s definite-lived tradename with a carrying value $573 will be amortized over a period of 10 years. Intangible assets balances and changes therein subsequent to the February 2, 2019 condensed consolidated balance sheet were as follows:

	Gross Amount	Accumulated Impairment	Net Book Value
Balance as of February 3, 2019:	$22,236	$(5,330)	$16,906
Intangible assets:
Impairment of tradenames	—	(11,247)	(11,247)
Transfer of tradename to definite-lived intangible assets	(13,100)	12,527	(573)
Balance as of November 2, 2019:	$9,136	$(4,050)	$5,086

Identifiable definite-lived intangible assets consist of Company-owned customer relationships. Definite-lived intangible asset balances and changes therein subsequent to the February 2, 2019 condensed consolidated balance sheet were as follows:

	Gross Amount	Accumulated Amortization	Accumulated Impairment	Net Book Value
Balance as of February 3, 2019:	$19,385	$(12,301)	$—	$7,084
Definite-lived intangible assets:
Transfer of tradename to definite-lived intangible assets	13,100	—	(12,527)	573
Amortization of tradenames	—	(14)	—	(14)
Amortization of customer relationships	—	(969)	—	(969)
Impairment of customer relationships	—	—	(6,115)	(6,115)
Balance as of November 2, 2019:	$32,485	$(13,284)	$(18,642)	$559

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

Amortization of definite-lived customer lists was $969 for the nine months ended November 2, 2019 and $1,454 for the nine months ended November 3, 2018, and is recorded within amortization of intangible assets on the condensed consolidated statements of operations.

Amortization expense related to Company tradename was $14 and is recorded within amortization of intangible assets on the condensed consolidated statement of operations for the nine months ended November 2, 2019. There was no amortization expense related to Company tradenames for the nine months ended November 3, 2018. The amortization expenses for the remainder of fiscal 2019 is expected to be $14 and amortization expense for each of the next five fiscal years is expected to be $57.

For the nine months ended November 2, 2019, the Company recorded a $2,129 goodwill impairment charge as a result of the Company’s goodwill impairment test. See Note 2 for additional details. No impairment charge for goodwill was recognized during the nine months ended November 3, 2018.

Indefinite-lived intangible assets are not amortized but are tested for impairment annually in January of the fiscal year and in an interim period if a triggering event were to occur during the year. For the nine months ended November 2, 2019, the Company recorded a $11,247 impairment charge as a result of the Company’s quantitative assessment on its tradename intangible assets. See Note 2 for additional details. No impairment charges for indefinite-lived intangible assets were recognized during the nine months ended November 3, 2018.

Definite-lived intangible assets are amortized and tested for impairment if a triggering event occurs during the fiscal year. For the nine months ended November 2, 2019, the Company recorded a $6,115 impairment charge as a result of the Company’s impairment test. See Note 2 for additional details. No impairment charges for definite-lived assets were recognized during the nine months ended November 3, 2018.

Note 4. Short-Term Borrowings

On July 23, 2014, Parker, as borrower, and Sun Capital Partners V, L.P., as guarantor, entered into a Loan Authorization Agreement with BMO Harris Bank N.A., as lender, for a revolving credit facility.  On December 21, 2016, that facility was amended to include Rebecca Taylor.  The current maximum credit line is $25,000 (the "BMO Obligations") subject to a maximum credit limit, which requires that the sum of (i) the aggregate principal amounts of loans outstanding, (ii) the aggregate undrawn stated amount of letters of credit issued under the credit facility, and (iii) the aggregate amount of any unreimbursed draws under any letters of credit issued, shall not exceed the credit limit. The maximum availability under the revolving credit facility was $24,433 as of November 2, 2019 and February 2, 2019. Any letters of credit issued under the BMO Obligations credit facility are subject to the same maximum credit line.

Interest accrues on the BMO Obligations at a rate equal to the greater of (i) the reference bank's prime rate plus the prime rate margin (0.50%) or (ii) the LIBOR quoted rate plus the LIBOR margin (3.25%) to each day’s ending loan balance. The interest rate as of November 2, 2019 and November 3, 2018 were 5.0% and 5.6%, respectively, and the average interest rate for borrowings outstanding under the credit facility for the nine months ended November 2, 2019 and November 3, 2018 were 4.9% and 5.3%, respectively. Such interest is paid quarterly. At the option of the Company, such interest can be paid in cash or by adding such interest to the unpaid principal balance of the loan through a loan on each interest payment date. CLG elected to pay the interest in cash during the nine months ended November 2, 2019. BMO Obligations are payable on demand with a 10-day grace period and are used to fund on-going working capital requirements.  As of November 2, 2019 and February 2, 2019, CLG has recorded $19,099 and $17,649, respectively, for the outstanding balance of the loan, which was recorded as short-term borrowings on the condensed consolidated balance sheets.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

Note 5. Commitments and Contingencies

Parker Contingent Consideration

Effective on July 23, 2014, Parker, a wholly-owned subsidiary of Parker Holdings, LLC, acquired certain net assets from Rosgin, Ltd., and all the related business activities of the Parker business. Contingent consideration will be paid to the seller if Parker meets certain EBITDA performance targets. If the performance targets are met, annual payments will be due 135 days following the end of the 2015 through 2019 fiscal years (the “Parker Earn-Out Amounts”). An additional payment will be due 135 days following the end of the 2019 fiscal year if Parker meets the cumulative EBITDA target from the 2015 through 2019 fiscal years (the “Parker Earn-Up Amount”). The maximum contingent consideration is not limited.

An estimate of the future contingent consideration was recorded at its fair value at the time of the acquisition of Parker.  The recorded obligation was remeasured during the nine months ended November 2, 2019 to reflect changes in the fair value based upon updated management projections of EBITDA, resulting in a benefit of $526 being recorded within the selling, general, and administrative expenses caption of the condensed consolidated statement of operations for the nine months ended November 2, 2019. As of November 2, 2019 and February 2, 2019, CLG has recorded $0 and $526, respectively, for the fair value of the Parker contingent consideration, which was recorded within long-term contingent consideration and deferred other on the condensed consolidated balance sheets.

Letters of Credit

In lieu of a cash security deposit for an operating lease agreement, the Company maintained a standby letter of credit which amounted to approximately $567 at November 2, 2019 and February 2, 2019.

Note 6. Related Party Transactions

Management Fees

As of December 21, 2016, in connection with the formation of the Company, CLG entered into an Amended and Restated Consulting Agreement with Sun Capital Partners Management V, LLC for a period of 10 years with automatic one-year extensions thereafter. This agreement maintains the provision of substantially all consulting and advisory services by Sun Capital Partners Management V, LLC, as stated in the Parker Consulting Agreement dated July 23, 2014 and restates the annual management fee payable by CLG between $550 and $650 per year in quarterly installments. This fee is computed on a sliding scale based on annual EBITDA performance. CLG reported $360 and $458 for management fees to Sun Capital Partners Management V, LLC for the nine months ended November 2, 2019 and November 3, 2018, respectively.

Upon the consummation of certain corporate events involving the Company, CLG is required to pay Sun Capital Partners Management V, LLC, a transaction fee in an amount equal to 1% of the aggregate consideration paid to or by CLG, subject to certain caps as specified in the agreement. There were no transaction fees incurred for the nine months ended November 2, 2019 or November 3, 2018.

Note 7. Litigation

CLG may be a party to legal proceedings that arise in the ordinary course of its business.  Although the outcome of such items cannot be determined with certainty, CLG management believes that the ultimate outcome of these items, individually and in the aggregate, will not have a material adverse impact on the Company’s financial position.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

Note 8. Fair Value Measurements

ASC Subtopic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This guidance outlines a valuation framework, creates a fair value hierarchy to increase the consistency and comparability of fair value measurements, and details the disclosures that are required for items measured at fair value. A three-tiered hierarchy draws distinctions between market participant assumptions based on (i) observable inputs such as quoted prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3).

The following tables present information about assets and liabilities required to be carried at fair value on a recurring basis as of November 2, 2019 and February 2, 2019:

November 2, 2019
	Level 1	Level 2	Level 3	Total
Liabilities:
Long-term contingent consideration	$—	$—	$—	$—

	February 2, 2019
	Level 1	Level 2	Level 3	Total
Liabilities:
Long-term contingent consideration	$—	$—	$526	$526

The Company primarily applies the income approach for valuing recurring fair value measurements. As of November 2, 2019 and February 2, 2019, liabilities valued using significant unobservable inputs (Level 3) related to contingent consideration stemming from the purchase by Parker Holdings, LLC of certain net assets from Rosgin, Ltd., and all the related business activities of the Parker business, whereby contingent consideration will be paid to the seller if Parker meets certain EBITDA performance targets. As of November 2, 2019 and February 2, 2019, CLG has recorded $0 and $526 for the fair value of the Parker contingent consideration, respectively, which were recorded within long-term contingent consideration and deferred other on the condensed consolidated balance sheets. Significant unobservable inputs used in the fair value measurement at November 2, 2019 and February 2, 2019 are projections of EBITDA and discount rate assumptions of as well as financial results.

The Company did not have any non-financial assets recognized at fair value on a recurring basis at November 2, 2019 and February 2, 2019. At November 2, 2019 and February 2, 2019, the Company believes that the carrying value of cash, receivables and accounts payable approximates fair value, due to the short-term nature of these amounts. The Company’s debt obligations with a carrying value of $19,099 and $17,649 as of November 2, 2019 and February 2, 2019, respectively, are at variable interest rates. The carrying value of the Company’s BMO Obligations (as defined above) approximates fair value as the stated interest rate approximates market rates currently available to the Company, which are considered Level 2 inputs.

The Company’s non-financial assets, which primarily consist of goodwill, intangible assets, and property and equipment, are not required to be measured at fair value on a recurring basis and are reported at their carrying values. However, on a periodic basis whenever events or changes in circumstances indicate that their carrying value may not be fully recoverable (and at least annually for goodwill and indefinite-lived intangible assets), non-financial assets are assessed for impairment and, if applicable, written down to (and recorded at) fair value.

CONTEMPORARY LIFESTYLE GROUP, LLC AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts are in thousands)

The following table presents the non-financial assets the Company measured on a non-recurring basis during the nine months ended November 2, 2019, based upon the fair value hierarchy:

		Fair Value Measured and Recorded at Reporting Date Using:
	Net Carrying Value as of November 2, 2019	Level 1	Level 2	Level 3	Total	Total Losses Nine Months Ended November 2, 2019
Assets:
Property and equipment	$—	$—	$—	$—	$—	$863	(1)
Goodwill	—	—	—	—	—	2,129	(1)
Tradenames	5,645	—	—	5,659	5,659	11,247	(1)
Customer lists	—	—	—	—	—	6,115	(1)
(1)

Recorded within impairment of goodwill, intangible and long-lived assets on the condensed consolidated statement of operations for the nine months ended November 2, 2019. See Note 1 “Summary of Significant Accounting Policies (C) Impairment of Definite-lived Intangible and Long-lived Assets and (D) Goodwill and Indefinite-lived Intangible Assets” for additional details.

There were no non-financial assets measured at fair value on a non-recurring basis during the nine months ended November 3, 2018.

Note 9. Subsequent Events

Equity Purchase Agreement

On November 4, 2019, CLG entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Vince, LLC (“Vince”), providing for the acquisition (the “Acquisition”) by Vince, LLC of 100% of the equity interests of Rebecca Taylor, Inc. and Parker Holding, LLC (collectively, the “Acquired Businesses”) from CLG. The Acquisition was consummated effective on November 3, 2019.

The aggregate purchase price for the Acquisition was $19,730, which amount was used to satisfy all outstanding obligations under the credit facility of the Acquired Businesses and for the payment of certain compensation expenses. The purchase price was paid in cash.

CLG is owned by affiliates of Sun Capital Partners, Inc. (collectively, “Sun Capital”).  Sun Capital beneficially owns approximately 73% of Vince’s common stock.